Exhibit 21.1
Subsidiaries of Commvault Systems, Inc.

Subsidiary	Jurisdiction of Organization

Advanced Data Lifecycle Management Inc.	Delaware
Appranix, Inc.	Delaware
Comm Vault Systems (India) Private Limited	India
Comm Vault Systems, S.L. (Sociedad Unipersonal)	Spain
Commvault Istanbul Yazilim Hizmetleri Limited Sirketi	Turkey
Commvault Software Technology (Beijing) Co., Ltd.	China
Commvault Software Technology (Beijing) Co., Ltd. Guangzhou Branch	China
Commvault Software Technology (Beijing) Co., Ltd. Shanghai Branch	China
Commvault Systems (Australia) Pty. Ltd.	Australia
Commvault Systems (Austria) GmbH	Austria
Commvault Systems (Belgium) BVBA	Belgium
Commvault Systems (Canada) Inc.	Canada
Commvault Systems (Egypt)	Egypt
CommVault Systems (Hong Kong) Limited	Hong Kong
Commvault Systems (Israel) Ltd.	Israel
Commvault Systems (Japan) KK	Japan
Commvault Systems (Malaysia) SDN. BHD.	Malaysia
Commvault Systems (New Zealand) Limited	New Zealand
Commvault Systems (Poland) sp. z o.o.	Poland
CommVault Systems (Singapore) Private Limited (Korea Branch)	Korea
Commvault Systems (Singapore) Private Limited	Singapore
CommVault Systems (Singapore) Private Limited Taiwan Branch	Taiwan
Commvault Systems (South Africa) (Pty) Ltd.	South Africa
CommVault Systems (Switzerland) GmbH	Switzerland
CommVault Systems AB	Sweden
Commvault Systems Denmark branch filial of Commvault Systems AB	Denmark
CommVault Systems GmbH	Germany
CommVault Systems International B.V.	Netherlands
CommVault Systems International BV – Branch Office	France
Commvault Systems Ireland Limited	Ireland

CommVault Systems Italia srl	Italy
CommVault Systems Limited - Russia Branch Office	Russia
CommVault Systems Limited Company	England
CommVault Systems Ltd. - Dubai Branch Office	UAE
CommVault Systems Ltd. – Saudi Arabia Branch Office	Kingdom of Saudi Arabia
Commvault Systems Regional Headquarters	Kingdom of Saudi Arabia
Commvault Systems, Inc.	Delaware
Commvault Tinton Falls Urban Renewal, LLC	New Jersey
Hedvig, Inc.	Delaware
Commvault Systems Mexico S. de R.L. de C.V.	Mexico
Commvault Systems Mexico Administracion, S. de R.L. de C.V.	Mexico
Commvault Systems (Thailand) Ltd.	Thailand